Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 (Amendment #1) of our report dated February 26, 2010 with respect to the audited financial statements of FLM Minerals, Inc. for the year ended November 30, 2009.

We also consent to the reference of our Firm under the caption “Experts” in such Registration Statement.

MALONE BAILEY, LLP
MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas
October 5, 2010